UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2017

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.02    Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02.

On July 28, 2017, Portland General Electric Company (PGE or the Company) issued a press release announcing its financial results for the six month period ended June 30, 2017. The press release is furnished herewith as Exhibit 99.1 to this Report.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2017, James J. Piro, President and Chief Executive Officer of PGE, notified the Board of Directors of his decision to retire from PGE on December 31, 2017. Mr. Piro will resign as President, effective October 1, 2017, and will resign as Chief Executive Officer and a member of the Board of Directors, effective December 31, 2017.

On July 26, 2017, the Board of Directors appointed Maria M. Pope to succeed Mr. Piro. Ms. Pope will serve as President, effective October 1, 2017 and will become Chief Executive Officer, effective January 1, 2018, following Mr. Piro’s retirement. In addition, the Board of Directors appointed Ms. Pope to the Board of Directors, effective January 1, 2018.

Ms. Pope currently serves as Senior Vice President, Power Supply, Operations and Resource Strategy of PGE. She is 52 years of age and was appointed to her current position on March 1, 2013. She joined the Company in 2009 as Senior Vice President of Finance, Chief Financial Officer and Treasurer, and served in that role until appointed to her current position. Prior to joining PGE, she served on the PGE Board of Directors from 2006 to 2008, served as the Chief Financial Officer for Mentor Graphics Corporation, and held a variety of leadership positions at Pope & Talbot, Inc. Ms. Pope also has served as a director of Umpqua Holdings Corporation since April 2014.

On July 26, 2017, the Board of Directors of the Company set Ms. Pope’s annual base compensation at $650,000, effective October 1, 2017. The Board of Directors will determine, in 2018, Ms. Pope’s 2018 annual base compensation, annual cash incentive award for 2018 and 2018 long term incentive award under the Company’s 2006 Stock Incentive Plan.

Item 5.07.      Submission of Matters to a Vote of Security Holders.
At the Company’s 2017 annual meeting, the Company’s shareholders recommended, in a non-binding vote, a frequency of one year for future shareholder votes on the compensation of the Company’s named executive officers. On July 26, 2017, in light of this shareholder vote, the Board of Directors approved a 1-year frequency for such future shareholder votes, until such time as the next shareholder vote on such frequency is conducted. The next shareholder vote on such frequency is expected to occur in 2023.

Item 7.01    Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01.

At 11:00 a.m. ET on Friday, July 28, 2017, the Company will hold its quarterly earnings call and web cast, and will use a slide presentation in conjunction with the earnings call. A copy of the slide presentation is furnished herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press Release issued by Portland General Electric Company dated July 28, 2017.
99.2	Portland General Electric Company Second Quarter 2017 Slides dated July 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	July 27, 2017	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer

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